FILED COPY

                            ARTICLES OF INCORPORATION

                                       OF

                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned incorporator, being a natural person of the age of eighteen (18) years or more, and desiring to form a corporation under the laws of the State of Colorado, does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Colorado these ARTICLES OF INCORPORATION.

                                    ARTICLE I

                                      NAME

     The name of the corporation shall be New Millennium International, Inc.

                                   ARTICLE II

                                     CAPITAL

     The aggregate number of shares which the corporation shall have authority to issue is thirty-five million (35,000,000) shares of which a portion shall be common stock and a portion shall be preferred stock, all as described below.

     A. Common Stock. The aggregate number of common shares which the corporation shall have the authority to issue is twenty-five million (25,000,000), each with $.001 par value, which shares shall be designated "Common Stock." Subject to all the rights of the Preferred Stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article, the Common Stock of the corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in these Articles of Incorporation, including, but not limited to, the following rights and privileges:

          (i) dividends may be declared and paid or set apart for payment on the Common Stock out of any assets or funds of the corporation legally available for the payment of dividends;

          (ii) the holders of Common Stock shall have unlimited voting rights, including the right to vote for the election of directors and on all other matters requiring stockholder action. Each

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     holder of Common  Stock shall have one vote for each share of Common  Stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors each holder of Common Stock shall have as many votes for each share of Common Stock held by him as there are directors to be elected and for whose election the holder of Common Stock has a right to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.

          (iii) on the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all of its obligations and amounts payable in liquidation, dissolution or winding up, and subject to the rights of the holders of Preferred Stock, if any, the net assets of the corporation shall be distributed pro rata to the holders of the Common Stock.

     B. Preferred Stock. The aggregate number of preferred shares which this corporation shall have the authority to issue is ten million (10,000,000) shares, each with $.001 par value, which shares shall be designated "Preferred Stock." Shares of Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors. The Board of Directors is hereby authorized, by resolution or resolutions, to provide from time to time, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, for a series of the Preferred Stock. Each such series shall have distinctive serial designations. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the voting powers, full or limited, or no voting powers, and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof as provided by Colorado law. Before issuing any shares of a class or series, the corporation shall deliver to the secretary of state for filing articles of amendment to these articles of incorporation that set forth information required by Colorado law, including but not limited to, the designations, preferences, limitations, and relative rights of the class or series of shares.

     C. Voting. Unless otherwise ordered by a court of competent jurisdiction, at all meetings of shareholders one-third of the shares of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group.

                                   ARTICLE III

                                PREEMPTIVE RIGHTS

     A shareholder of the corporation shall not be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued shares of stock of the corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued shares, or any

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shares,  bonds,  notes,  debentures,  or other  securities  convertible  into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued shares.

                                   ARTICLE IV

                                CUMULATIVE VOTING

     The shareholders shall not be entitled to use cumulative voting in the election of directors.

                                    ARTICLE V

                           REGISTERED OFFICE AND AGENT

     The initial registered office of the corporation shall be at 1601 West Evans, Denver, Colorado 80223, and the name of the initial registered agent at such address is Troy H. Lowrie. Either the registered office or the registered agent may be changed in the manner provided by law.

                                   ARTICLE VI

     PRINCIPAL OFFICE The address of the initial principal office of the corporation in this state is 1601 West Evans, Denver, Colorado 80223.

                                   ARTICLE VII

                           INITIAL BOARD OF DIRECTORS

     The initial board of directors of the corporation shall consist of one (1) director, and the name and address of the person who shall serve as a director until the first annual meeting of shareholders or until his successor is elected and qualified is as follows:

               Name                Address
               ----                -------
               Troy H. Lowrie      1601 West Evans
                                   Denver, Colorado 80223

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     The number of directors shall be fixed in accordance with the bylaws, or if the bylaws fail to fix such number, then by resolution adopted from time to time by the board of directors, provided that the number of directors shall not be less than one (1).

                                  ARTICLE VIII

                                 INDEMNIFICATION

     1. As used in this Article VIII, any word or words that are defined in Sections 7-109-101 et seq. of the Colorado Business Corporation Act, as amended from time to time (the "Indemnification Sections"), shall have the same meaning as provided in the Indemnification Sections.

     2. The Corporation shall indemnify and advance expenses to a director or officer in connection with a proceeding to the fullest extent permitted or required by and in accordance with the Indemnification Sections.

     3. The Corporation may, as determined by the Board of Directors of the Corporation in a specific instance or by resolution of general application, indemnify and advance expenses to an employee, fiduciary or agent in connection with a proceeding to the extent permitted or required by and in accordance with the Indemnification Sections.

     4. This Article VIII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The rights provided under this Article shall continue as to a person who has ceased to be in the position which entitled him to such indemnification and shall inure to the benefit of the heirs, estate or personal representative of such a person. This Article shall not be deemed to preclude the Corporation from indemnifying other persons from similar or other expenses and liabilities as the Board of Directors of the Corporation may determine in a specific instance or by resolution of general application.

                                   ARTICLE IX

                  DIRECTORS' CONFLICTING INTERESTS TRANSACTIONS

     1. Conflicting Interest Transaction. As used in this section, "conflicting interest transaction" means any of the following:

          (a) A loan or other assistance by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest;

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          (b) A guaranty by the  corporation  of an  obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest; or

          (c) A contract or transaction between the corporation and a director of the corporation or between the corporation and an entity in which a director of the corporation is a director or officer or has a financial interest.

     "Conflicting interest transaction" shall not include any transactions which are deemed not to be conflicting interest transactions under the Colorado Business Corporation Act, as amended.

     2. Effect of Conflicting Interest Transaction. No conflicting interest transaction shall be void or voidable or be enjoined, set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the corporation or an entity in which a director of the corporation is a director or officer or has a financial interest or solely because the director is present at or participates in the meeting of the corporation's board of directors or of the committee of the board of directors which authorizes, approves, or ratifies the conflicting interest transaction or solely because the director's vote is counted for such purpose if:

          (a) The material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the board of directors of the committee, and the board of directors or committee in good faith authorizes, approves, or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

          (b) The material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved, or ratified in good faith by a vote of the shareholders; or

          (c)  The   conflicting   interest   transaction  is  fair  as  to  the
     corporation.

     3. Common or Interested Directors. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves, or ratifies the conflicting interest transaction.

     4. Notice to Shareholders. The board of directors of the corporation or a committee thereof shall not authorize a loan, by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest, or a guaranty, by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest, as provided in paragraph (a) of section (2) of this Article until at least ten (10) days after written

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notice of the proposed  authorization  of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders.

                                    ARTICLE X

                          DISTRIBUTIONS TO SHAREHOLDERS

     The corporation may pay distributions on its shares without considering the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution to shareholders whose preferential rights are superior to those receiving the distributions.

                                   ARTICLE XI

                               DIRECTOR LIABILITY

     To the fullest extent permitted by the Colorado Business Corporation Act as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                                   ARTICLE XII

                                  INCORPORATOR

     The name and address of the incorporator is as follows:

     Kathy L. Waterman
     Brenman Bromberg & Tenenbaum P.C.
     1775 Sherman Street, Suite 1001
     Denver, Colorado 80203

     IN WITNESS WHEREOF, the above named incorporator signed these ARTICLES OF INCORPORATION on 21st day of April, 1998.

                                          /s/ Kathy L. Waterman
                                          ------------------------------
                                          Kathy L. Waterman

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                           CONSENT OF REGISTERED AGENT

     I hereby consent to my appointment as initial Registered Agent of the Corporation in the foregoing Articles of Incorporation.

                                          /s/ Troy H. Lowrie
                                          ----------------------------
                                          Troy H. Lowrie, Registered Agent

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Mail to: Secretary of State                                  For office use only
                              Corporations Section
                            1560 Broadway, Suite 200
                                Denver, CO 80202
STOCK CHANGE                     (303) 894-2251
                               Fax (303) 894-2242
MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES

                              ARTICLES OF AMENDMENT
Please include a typed                TO THE
self-addressed envelope     ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation: Increase the Company's authorized common stock from 25,000,000 to 75,000,000 shares and Designate 5,000.000 shares of the company's Series A Preferred Stock.

FIRST: The name of the corporation is New Millennium Media International, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on July 17th, 2000, as prescribed. by the Colorado Business Corporation Act, in the manner marked with an X below;

     No shares have been issued or Directors Elected - Action by Incorporators

     No shares have been issued but Directors Elected - Action by Directors

     Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

[X] Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is N/A

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: N/A

If these amendments are to have a delayed effective date, please list that date. N/A
(Not to exceed ninety (90) days from the date of filing)